Exhibit 2.3. Assignment Agreement dated as of July 1, 2003

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement, dated as of July 1, 2003 (this "Assignment Agreement"), by and among Integrated BioPharma, Inc. ("IBP"), Trade Investment Services, L.L.C. ("TIS"), Vasili Patarkalishvili ("VP"), VAP LLC, The James S. Friedlander Revocable Trust, Aqela LLC and Natela Patarkalishvili (collectively, with VP , the "Non-TIS Shareholders").

                                   ARTICLE I

      WHEREAS, the parties hereto and certain other related persons are executing a settlement agreement, dated as of the date hereof (the "Settlement Agreement") (terms used but not defined herein shall have the meanings assigned to such terms in the Settlement Agreement);

      WHEREAS, IBP and VP currently each own half of the equity interests in NatEx Georgia LLC ("NatEx");

      WHEREAS, TIS currently owns 50% of the capital stock, and the NatEx Parties other than NatEx (collectively, the "Non-TIS Shareholders") currently own 47% in the aggregate of the capital stock, of Paxis Pharmaceuticals, Inc. ("Paxis");

      WHEREAS, TIS has agreed to sell all of its shares of Paxis capital stock to IBP (the "TIS/IBP Transaction");

      WHEREAS, as a result of the disputes between TIS and the Non-TIS Shareholders that led to the entering into of the Settlement Agreement, the parties hereto deem it advisable that TIS and IBP, on the one hand, and the Non-TIS Shareholders, on the other hand, not remain co-owners of NatEx and Paxis;

      WHEREAS, the parties hereto desire that, henceforth, the Non-TIS Shareholders be the sole owners of equity interests in NatEx, and that IBP (following consummation of the TIS/IBP Transaction) be the sole owner of the capital stock of Paxis.

      NOW THEREFORE, in consideration of the premises above and the agreements herein contained, and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Assignment of Equity Interests.

            (a) IBP hereby assigns effective the date hereof all of its right, title and interest in and to 50% of the equity interests of NatEx to the Non-TIS Shareholders, as follows: 24.91% to VAP LLC, 15.51% to Natela Patarkalishvili, 4.70% to The James S. Friedlander Revocable Trust, and 1.88% to Aqela LLC.

            (b) Each of the Non-TIS Shareholders hereby assigns effective the date hereof all of its right, title and interest in and to the following numbers of shares of common stock of Paxis to IBP: 530 shares by VAP LLC, 330 shares by Natela Patarkalishvili, 100 shares by The James S. Friedlander Revocable Trust, and 40 shares by Aqela LLC. In connection with such assignment and concurrently


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herewith, each Non-TIS Shareholder shall deliver to IBP its stock certificate(s)
representing shares of common stock of Paxis, together with a stock power in form acceptable to IBP.

      Section 2. Representations and Warranties of the Non-TIS Shareholders. Each of the Non-TIS Shareholders represents and warrants to TIS and IBP that:

            (a) It has good and marketable title to the shares of common stock of Paxis to be assigned pursuant to this Agreement, free and clear of all liens and encumbrances.

            (b) If the applicable Non-TIS Shareholder is an entity, the execution, delivery and performance of this Agreement have been authorized by all requisite action on the part of such Non-TIS Shareholder.

            (c) If the applicable Non-TIS Shareholder is an entity, it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to enter into this Agreement.

      Section 3. Representations and Warranties of IBP. IBP represents and warrants to the Non-TIS Shareholders that:

            (a) It has good and marketable title to the equity interest in NatEx to be assigned pursuant to this Agreement, free and clear of all liens and encumbrances.

            (b) The execution, delivery and performance of this Agreement has been authorized by all requisite corporate action.

            (c) It is a corporation incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to enter into this Agreement.

      Section 4. Governing Law; Jurisdiction. This Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. The parties hereto hereby irrevocably agree that any suit, action or other legal proceeding arising out of this Agreement, shall be brought only in either (i) the courts of record of the State of New York sitting in the Borough of Manhattan or (ii) the courts of the United States of America located in the Southern District of New York.

      Section 5. Further Assurances. The parties hereto shall execute and deliver such further documents and do such further acts as any party hereto shall reasonably request in order to assure and confirm to the parties hereto the rights hereby created or to facilitate the full performance of the terms of this Agreement.

      Section 6. Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning of construction of any of the provisions hereof.

      Section 7. Illegality. The illegality or unenforceability of any provisions of this Agreement or any exhibits hereto shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof. In lieu of any illegal or unenforceable provision hereof or thereof, the parties hereto agree to the substitution of a legal or enforceable provision as similar in terms to such illegal or unenforceable provision as may be possible.


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

      Section 8. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all of which shall constitute one and the same agreement.

                            [Signature Page Follows]


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                   INTEGRATED BIOPHARMA, INC.


                                   By: /s/ E. Gerald Kay
                                       -----------------
                                   Name:  E. Gerald Kay
                                   Title:  President and Chief Executive Officer


                                   TRADE INVESTMENT SERVICES, L.L.C.


                                   By: /s/ Robert B. Kay
                                       -----------------
                                   Name:  Robert B. Kay
                                   Title:  Manager


                                   PAXIS PHARMACEUTICALS, INC.


                                   By: /s/ Dean P. Stull
                                       -----------------
                                   Name:  Dean P. Stull
                                   Title:  President


                                   /s/ Vasili Patarkalishvili
                                   --------------------------
                                   Vasili Patarkalishvili


                                   NATEX GEORGIA LLC


                                   By: /s/ Vasili Patarkalishvili
                                       --------------------------
                                   Name:  Vasili Patarkalishvili
                                   Title:  Director


                                   VAP LLC


                                   By: /s/ Vasili Patarkalishvili
                                       --------------------------
                                   Name:  Vasili Patarkalishvili
                                   Title:  Manager


                                   THE JAMES S. FRIEDLANDER REVOCABLE TRUST


                                   By: /s/ James S. Friedlander
                                       ------------------------
                                   Name:  James S. Friedlander
                                   Title:  Trustee


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                                   AQELA LLC

                                   By: /s/ James S. Friedlander
                                       ------------------------
                                   Name:  James S. Friedlander
                                   Title:  President

                                   /s/ Natela Patarkalishvili
                                   --------------------------
                                   Natela Patarkalishvili


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